Exhibit 10.5

NOTICE OF MODIFICATION OF VESTING TERMS

OF RESTRICTED STOCK AGREEMENT

Background

Sovos Brands, Inc. (“Company”), Sovos Brands Limited Partnership, a Delaware limited partnership (“Partnership”) and [________] (“you” or “Participant”) previously entered into that certain Restricted Stock Agreement, effective September 22, 2021 (“Restricted Stock Agreement”), pursuant to which shares of common stock, par value $0.001 per share, of the Company (“Shares”) were distributed to you. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Restricted Stock Agreement.

The Company and the Partnership approved a modification to the vesting terms applicable to [____] Shares of your Tranche 3 Performance Shares (“Time-Vesting Tranche 3 Shares”) and [____] Shares of your Tranche 4 Performance Shares (“Time-Vesting Tranche 4 Shares” and, collectively with the Time-Vesting Tranche 3 Shares, the “Additional Time-Vesting Shares”) in order to allow such Shares to be eligible to vest earlier than they otherwise may have vested under the terms of the Restricted Stock Agreement.  This modification is in addition to, and does not affect, the modification made to the vesting terms of your Tranche 4 Performance Shares in November 2021.

Modification

As a result of the modification, fifty-percent (50%) of each of the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares (rounded down to the nearest whole Share, if applicable) are eligible to vest on September 23, 2024 and the remaining fifty-percent (50%) of each of the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares (rounded up to the nearest whole Share, if applicable) are eligible to vest on September 23, 2025, in each case, subject to your continued employment with or service to the Company or one of its Subsidiaries on the applicable vesting date (“Time-Vesting Conditions”).

In addition to the Time-Vesting Conditions described above, the Additional Time-Vesting Shares will remain eligible to vest in accordance with the performance criteria set forth in the Restricted Stock Agreement; provided, that (i) any Additional Time-Vesting Shares that satisfy the Time-Vesting Conditions shall reduce the number of Tranche 3 Performance Shares and Tranche 4 Performance Shares that are eligible to performance-vest in accordance with Section 2(b)(iii) and Section 2(b)(iv), as applicable, of the Restricted Stock Agreement, (ii) any Tranche 3 Performance Shares or Tranche 4 Performance Shares that performance-vest in accordance with Section 2(b)(iii) or Section 2(b)(iv) of the Restricted Stock Agreement shall reduce the number of Time-Vesting Tranche 3 Shares or Time-Vesting Tranche 4 Shares that are eligible to vest in accordance with the Time-Vesting Conditions, as applicable, with the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares, as applicable, eligible to vest earlier in time in accordance with the Time-Vesting Conditions reduced first and (iii) any Additional Time-Vesting Shares that do not vest in connection with a Deemed Sale under Section 2(c)(ii) of the Restricted Stock Agreement shall not be forfeited, transferred and contributed to the Partnership for no consideration, but instead shall remain eligible to vest in accordance with the terms of this “Notice of Modification”.

Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon a Change in Control, any unvested Additional Time-Vesting Shares shall remain outstanding and eligible to vest solely upon achievement of the Time-Vesting Conditions, and upon termination of your employment with or service to the Company or one of its Subsidiaries by you for Good Reason, by the Company without Cause or due to your death or Disability, in each case, upon or following a Change in Control, any unvested Time-Vesting Tranche 3 Shares and unvested Time-Vesting Tranche 4 Shares shall fully vest as of the date of your termination.

[For executive officers (other than CEO and CFO): Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon termination of your employment with or service to the Company or one of its Subsidiaries by you for Good Reason, by the Company without Cause or due to your death or Disability, in each case, prior to Change in Control, a pro-rata number of the Time-Vesting Tranche 3 Shares and unvested Time-Vesting Tranche 4 Shares shall vest on the date of the your termination based on a fraction, the numerator of which is the number of days from the Distribution Date until the date of your termination, and the denominator of which is the total number of days from the Distribution Date until the date the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares, as applicable, would have satisfied the applicable Time Vesting Condition. Any unvested Time-Vesting Tranche 3 Shares and unvested Time-Vesting Tranche 4 Shares that do not vest as a result of the preceding sentence will be forfeited immediately, automatically and without consideration on the date of your termination.]

[For CFO: Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon termination of your employment with or service to the Company or one of its Subsidiaries by you for Good Reason, by the Company without Cause or due to your death or Disability, in each case, prior to Change in Control, a pro-rata number of the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares shall vest on the date of your termination based on a fraction, the numerator of which is the sum of (i) the number of days from the Distribution Date until the date of your termination, plus (ii) 365 days, and the denominator of which is the total number of days from the Distribution Date until the date the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares would have satisfied the applicable Time Vesting Condition. Any unvested Time-Vesting Tranche 3 Shares and unvested Time-Vesting Tranche 4 Shares that do not vest as a result of the preceding sentence will be forfeited immediately, automatically and without consideration on the date of your termination.]

[For CEO: Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon termination of your employment with or service to the Company or one of its Subsidiaries by you for Good Reason, by the Company without Cause or due to the your death or Disability, in each case, prior to Change in Control, all Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares shall vest on the date of your termination.]

[For Board: Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon termination of your employment with or service to the Company or one of its Subsidiaries due to your death or Disability, in each case, prior to Change in Control, all Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares shall vest on the date of your termination.]

The terms “Cause” and “Disability” shall have the meanings set forth in the Plan and the term “Good Reason” shall have the meaning set forth in your Restricted Stock Unit Award Agreement, dated September 23, 2021 (if any).

Any obligation of the Company to cause any Additional Time-Vesting Shares to vest as a result of your termination of employment or service (other than termination due to your death or Disability) is conditioned upon (i) your execution and delivery to the Company of a general release of claims in a form provided by the Company that includes (x) a general release and waiver of claims in favor of the Company, and its current, former, and future subsidiaries, affiliates, stockholders, directors, officers, employees, agents, benefit plans, trustees, and others identified therein, and (y) solely with respect to a termination of Service (as defined in the Plan) that occurs prior to a Change in Control, on a case-by-case basis as determined by the Company in its sole discretion, non-competition and non-solicitation provisions in favor of the Company in a form provided by the Company, which shall be enforced during the severance period applicable to the Participant under the Company’s applicable severance plan (or six (6) months following the date of termination of the Participant’s Service if no such severance plan is applicable) (such release agreement, the “Release Agreement”), and (ii) such Release Agreement becoming fully effective and irrevocable by the date specified therein, but in no event more than sixty (60) days following the date of termination of the Participant’s Service (“Release Period”).1

1 For members of the Board of Directors, omit this paragraph.

This modification shall be binding on the Company and the Partnership and all references in the Restricted Stock Agreement to “Agreement” and any other references of similar import shall hereinafter refer to the Restricted Stock Agreement as modified herein.

Sovos Brands, Inc.

By: Todd R. Lachman

Title: Chief Executive Officer

Sovos Brands Limited Partnership

By: Todd R. Lachman

Title: Authorized Signatory